DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

C33054-99

FILED #

DEC 8 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation: PROTOKINETIX, INC.

2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE 3:
THE COMPANY SHALL BE AUTHORIZED TO ISSUE 100,000,000 COMMON SHARES WITH A PAR VALUE OF .0000053 PER SHARE

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators ☐, or of the board of directors ☒. (check one box only)

4. Effective date of filing (optional): 12/8/03
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures:
Power of Attorney

Signature — Signature

* If more than two signatures, attach an 8 ½ x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Amend 78.380 2003
Revised on: 10/03

1 of 2

7404 - HP107

C 33054-99

FILED # ________

DEC 8 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

RESOLUTION
ADOPTED BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
ProtoKinetix, Inc.
A Nevada Corporation
(Formerly RJV Network, Inc.)

The undersigned, being all of the Directors of ProtoKinetix, Incorporated (the "Company"), hereby consent to take the following actions and adopt and approve the following proposals and resolutions effective as of December 6, 2003:

WHEREAS, Article 10 of the Company By-Laws provide the Board of Directors with certain power(s), including the ability to Amend the Article of Incorporation; and

WHEREAS, Article 3 of the Company Articles of Incorporation provide that the Company was formed with a common stock treasury of 25,000,000 shares; and

WHEREAS, the Company has currently issued more than 24,750,000 common shares; and

WHEREAS, the Company has entered into certain obligations which require the need to issue additional common shares; and

WHEREAS, the Board of Directors believes that it is necessary to increase the number of authorized common shares to 100,000,000, and to therefore, amend the Company Article of Incorporation to reflect such an increase in the number of authorized common shares.

THEREFORE BE IT RESOLVED, the Board hereby approves of the amendment of the Company Articles of Incorporation in order to increase the number of authorized common shares to 100,000,000, and additionally approves of and authorizes, by and through the execution of this resolution, the granting of a specific power of attorney to Mark L. Baum, Company legal counsel, in order to effect the aforementioned resolution and execute any and all document with government bodies and other regulatory agencies; and

RESOLVED FURTHER, that the officers of this corporation are hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

CERTIFICATE

I hereby certify that the foregoing is a true and correct copy of a Resolution duly passed at a meeting of the Directors of ProtoKinetix, Inc. held on the 5 day of December, 2003, and that the said Resolution is now in full force and effect.

Dr. John Todd, President and Director

Dec 5, 2003
Dated